Stephan Properties of Florida Inc.

Triple Net Lease

This Lease dated 8-4-22 (the "Lease") is by and between STEPHAN PROPERTIES OF FLORIDA INC. owner, a Florida corporation (referred to here as "Lessor"), **1519BT** LLC, hereinafter referred to as "Lessee."

TERMS

For good and valuable consideration received by each party from the other, the parties covenant and agree as follows:

1. **PREMISES**

(a) LESSOR'S AUTHORITY. Lessor represents that it holds the interest in the land described as:

415 Delannoy Avenue, Cocoa, FL 32922
409 Delannoy Avenue, Kiosk 10, 11, and 12
Area attached hereto as Exhibit "A"

together with all buildings, improvements, facilities and fixtures located on the land, and any easements, rights of access and other property rights necessary to allow Lessee unobstructed use and occupancy of the foregoing (collectively, the "Premises"). Lessor represents and warrants that it has full right and authority to lease the Premises to Lessee and to enter into this Lease on the terms and conditions set forth in this Lease. Lessor leases any and all interest it has to Lessee as further described herein.

(b) LEASE OF PREMISES. By executing this Lease, Lessor leases the Premises to Lessee, and Lessee leases the Premises from Lessor. The Premises are leased to Lessee together with all appurtenances, rights and privileges in or otherwise pertaining to them.

(c) LESSOR'S ACCESS. Lessor and its authorized agents or representatives shall have reasonable access to the Premises during Lessee's normal business hours and at all hours in the event of an emergency.

2. **TERM**

(a) LEASE COMMENCEMENT. The term of this Lease shall commence on Date of Closing (anticipated closing is July 21, however rent will not commence until August 1, 2022 (the "Commencement Date"). Rent shall commence on commencement date.

(b) INITIAL TERM. The initial term of this Lease (the "Initial Term") shall be the period of time following the Commencement Date equal to five (5) years. For purposes of this Lease, "Term" shall mean the Initial Term and any extension of it.

(c) EXTENSION TERMS.

(i) EXTENSION TERMS. Provided Lessee is not in Default at the time of exercise beyond any applicable notice and cure period, Lessee shall have the option to extend the original Term of this Lease, subject to all of the provisions of this Lease, for three additional periods of five years each upon 120 days written notice by Lessee prior to the expiration of the initial and subsequent terms. (individually, an "Extension Term" and collectively the "Extension Terms"), each such period commencing on the expiration of the Term then in effect.

(ii) CONDITIONS OF EXTENSION. Lessee's right to exercise the option to extend for each Extension Term is subject to satisfaction of the following conditions precedent: (a) this Lease shall be in effect at the time notice of exercise of an option to extend is given and on the last day of the Term of the Lease prior to its extension; (b) Lessee shall not be in default of any material provision herein, at the time notice of exercise of the option is given or on the last day of the Term of the Lease prior to its extension beyond any applicable

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notice and cure period; and (c) the notice of exercise of the option to extend shall be delivered in accordance with the requirements set forth in this Section 2. The options to extend the Term provided in this Section 2 shall immediately and automatically terminate and shall be of no further force or effect in the event that this Lease is terminated.

(d) DEPOSIT. Tenant upon execution of this lease shall deposit the sum of **$ 24,600** representing base amounts of First, Last, and one month for security ($8,200) as earnest money to secure premises and obligations set forth herein.

3. RENT

(a) INITIAL TERM. During the initial Term, Lessee shall pay to Lessor base rent in the amount of **$ 8,200 per** month + CAM (taxes, insurance, maintenance) further described herin. Base Rent plus any Additional Rent due under this Lease shall be considered Rent as that term is used in Florida Statutes, Chapter 83, and is sometimes referred to here as "Rent." Rent shall be paid to Lessor at:

411 Magnolia Avenue, Merritt Island, Florida 32952,
or other address given to tenant in writing

Base Rent for the month shall be due and payable on the Commencement Date. After that, Base Rent shall be due on the first day of each month. For purposes of this Lease, the first "Lease Year" shall be the time period commencing on the Commencement Date and continuing until the first anniversary of the Commencement Date. Each subsequent Lease Year shall be the twelve-month period commencing on expiration of the prior Lease Year.

(b) BASE RENT ADJUSTMENTS. The Base Rent provided in the preceding paragraph shall be adjusted on January 1 of each year after the Commencement Date. The adjustment shall be increased for the remainder of the Initial Term, at the rate of 3 % each year.

(c) LATE RENT. Rent payments are due on first day of the month and shall be considered late if received five days following the first, after 5:00 p.m. of the due date. In the event that Lessee fails to make any Rent payment on or before the due date (or the third day of the month if monthly) Lessee shall pay a late charge in the amount of 5% of the Base Rent due. Except as otherwise provided in this Lease, Rent payments are due without notice or demand and without setoff or deduction. If payment is not made by the 15th of the month, Lessee shall pay a late charge in the amount of 15% of the Base Rent due.

(d) PAYMENT WITHOUT NOTICE OR DEMAND. The Base Rent called for in this Lease shall be paid to Lessor without notice or demand, and without counterclaim, offset, deduction, abatement, suspension, deferment, diminution or reduction, except as may be expressly set forth in this Lease. If a dispute arises as to the rights and obligations of either party, the monthly rent shall be paid to the lessor as set forth herein without setoff or deduction for any reason, and lessee may bring an action in the Circuit Court to declare the rights and obligations of the parties hereto, however, in no event shall rents be escrowed with the Court but be paid to Lessor.

(e) SALES TAX. In addition to the Base Rent, Additional Rent and any other sums or amounts required to be paid by Lessee to Lessor under this Lease, Lessee shall also pay to Lessor, simultaneously with the payment of Rents or other sums or amounts, the amount of any applicable sales, use or excise tax on the Rents or other sums or amounts so paid by Lessee to Lessor, levied, imposed or assessed by the State of Florida or other governmental authority.

(f) ADDITIONAL RENT. In addition to the foregoing, all other payments to be made by Lessee to Lessor under this Lease shall be deemed, for purpose of securing collection of them, to be "Additional Rent" under this Lease and shall be due and payable as and when required in this Lease, and Lessor shall have the same rights and remedies on Lessee's failure to pay them as a the non- payment of Rent.

(g) Lessor, agents or assigns, shall receive $250.00 per month in food/beverage at no cost (at retail prices) with written authorization of Lessor.

4. NET LEASE, OPERATING EXPENSES AND TAXES.

(a) It is the intent that the Rent provided for in this Lease shall be an absolute net return to Lessor so that this Lease shall yield to Lessor the net Basic Annual Rent specified in this Lease and that all costs, expenses and obligations of every kind and nature whatsoever, whether general or special, ordinary or extraordinary, that

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may be necessary in connection with the use, occupancy or operation of the Premises shall be paid by Lessee. All provisions of this Lease are to be construed in light of the intent that this be an "Absolute Triple Net Lease"; provided, however, the Lessee shall not be obligated to pay any income or franchise taxes which may be levied against Lessee, and Lessor shall have certain reimbursement obligations to Lessee as specifically set forth in this Lease.

(b) SERVICES. The parties acknowledge and agree that it shall be the Lessee's obligation and responsibility to obtain or cause to be available any and all services necessary for its use of the Premises. Lessor shall not be obligated to provide any services or perform any act whatsoever to Lessee or with respect to the Premises, except as expressly set forth in this Lease.

(c) MAINTENANCE. Lessee shall have the right and obligation to manage the Premises and generally operate, maintain and repair the Premises in the normal course of business in a first class manner consistent with other similar buildings in Brevard County, Florida, including without limitation the Tenants pro-rata (percentage) share of the following: the repair, replacement, removal and maintenance of all structural components of the Building, all plumbing, equipment, water pipes, sewer pipes, drains, fixtures, structures, surfacing, paving, driveways, landscaping, lighting, electrical, heating, air conditioning, cooling, refrigeration equipment, and all other equipment, apparatus and appurtenants to the Premises). The Lessee will keep the Premises in a clean, healthful and safe condition in accordance with and in compliance with all applicable laws, ordinances and other governmental regulations, orders and directions during the Term. Any damage to or destruction of the Premises shall be promptly repaired, restored and replaced by Lessee as provided in this Lease. Except as otherwise provided in this Lease, Lessee shall be responsible for its proportionate share of all costs and expenses in connection with the operation, maintenance, and repair of the Premises during the Term of this Lease.

(d) TAXES. The Lessee covenants and agrees to pay prior to any fine or penalty or cost which may be added thereto for the non-payment thereof: all real estate and personal property taxes, assessments (whether general or special) or otherwise during the Term of this Lease against:

(i) all furniture, fixtures, equipment and other personal property installed or located on the Premises;

(ii) the Premises, including, without limitation, ad valorem taxes and assessments;

(iii) all alterations, additions, betterments or improvements of whatever kind or nature made by Lessee to the Premises; and

(iv) the rentals payable under this Lease by Lessee to Lessor (other than Lessor's federal or state income taxes thereon) (collectively, "Taxes").

The Current Ad Valorem Taxes assessment will be represented on Lessees LOG.

5. REPAIRS AND MAINTENANCE.

Lessee shall, at its expense, maintain the Premises consistent with other similar buildings in Brevard County, Florida. The Lessee shall, at its own expense, abate any nuisance pertaining to the use of the Premises. Lessee shall, at its own expense, comply with all existing and subsequently enacted laws, fire codes and requirements of applicable governmental and quasi-governmental authorities and requirements and recommendations of insurance underwriters with respect to the Premises or the use and occupancy of the Premises. Lessee shall pay any fees or fines arising from a violation of any such laws or requirements or recommendations by:

(a) Lessee's use of the Premises;

(b) the manner of conduct of Lessee's business or the installation of or the operation of its properties on any portion of the Premises;

(c) any cause or condition created by or through Lessee; or

(d) the breach of any of Lessee's obligations under this Lease.

The Lessee shall, at its expense, among other things, make all repairs, replacements, removals and maintenance of the Premises, including but not limited to: plumbing, equipment, water pipes, sewer pipes, gas pipes, drains, fixtures, structures, surfacing, paving, driveways, landscaping, lighting, electrical, heating, air conditioning, cooling and refrigeration equipment and all other equipment and apparatus pertaining to the Premises concurrent with their Pro-rata share. Lessee shall, at its own expense, keep the Premises in a neat, healthful and safe condition and in accordance and in compliance with all applicable laws, ordinances and other governmental regulations, ordinances and directions during the Term. Any damage to or destruction to the Premises shall be properly and timely repaired, restored and replaced by Lessee.

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The Lessee agrees to be responsible for their own maintenance. If Tenant does not properly maintain and Landlord is required to conduct maintenance on Tenants behalf, tenant shall be responsible for said cost. Any maintenance, described above, required for the building as a whole shall be charged to Tenant in accordance with their pro-rata share.

6. USE

(a) PERMITTED USES. Lessee may use and occupy the Premises for all lawful uses.

(b) Lessee represents that it has inspected the Premises and is familiar with the condition of each portion of the Premises. The Lessor is making certain exterior improvements to property to include new roof system and elevator. Lessor shall work with Lessee in making some interior improvements including, cleaning, ceiling refinishing, possible 2nd floor fill in, and other agreements provided in writing to tenant.

LESSOR MAKES NO REPRESENTATION WHATSOEVER REGARDING THE PREMISES OR LESSEE'S USE OR OCCUPANCY OF THE PREMISES. LESSEE WAIVES, RELEASES, RENOUNCES AND LESSOR DISCLAIMS ANY GUARANTIES AND ANY IMPLIED OR EXPRESSED WARRANTIES OF MERCHANTABILITY, LESSEEABILITY, HABITABILITY, FITNESS OR FITNESS FOR A PARTICULAR PURPOSE (INCLUDING, WITHOUT LIMITATION, ANY CLAIM FOR ANY DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING THEREFROM). LESSOR HAS NOT MADE, NOR HAS LESSEE RELIED ON ANY REPRESENTATION AS TO CONDITION, SAFETY OR SECURITY OF THE PREMISES.

7. ALTERATIONS

Lessee may make interior, non-structural alterations in the Premises which do not affect building systems ("Permitted Alterations") without Lessor's consent. Lessee may not make alterations which are not Permitted Alterations ("Other Alterations") without Lessor's prior written consent or approval, which consent or approval shall not be unreasonably withheld, conditioned or delayed. All alterations made by Lessee shall be made at Lessee's sole cost and expense, including all costs and expenses incurred in obtaining any required governmental consents, permits or approvals. Lessee may perform all alterations with contractors and subcontractors of Lessee's own choosing. Lessor will cooperate with Lessee's efforts to obtain any governmental permits or approvals or consents required for making Permitted Alterations or otherwise approved alterations. Prior to performing any Other Alterations, Lessee shall furnish Lessor with plans and specifications, which shall be subject to Lessor's prior written approval, which shall not be unreasonably withheld, conditioned or delayed. Lessor shall notify Lessee within 30 business days after receipt of the plans and specifications if Lessor does not approve of them and shall specify what it finds unacceptable. In that event, Lessee shall cause the plans and specifications to be revised to remove or correct the work not approved by Lessor and shall resubmit revised plans and specifications for approval. If the Lessor does not notify Lessee of its objections within 10 business days after receiving the plans and specifications, Lessor shall be deemed to have approved them. Lessee shall construct all alterations in accordance with the plans and specifications approved by Lessor, using new and first-class materials and in compliance with all applicable laws, rules, regulations and orders of governmental authorities. Lessee shall obtain and furnish Lessor with copies of all certificates, permits and approvals relating to the alterations that may be required by any governmental authority for the issuance of a certificate of occupancy or other approval of the Premises. At all times while Lessee and Lessee's contractors and subcontractors are constructing Other Alterations, they shall, at their sole cost and expense, effect and maintain or cause to be maintained, with insurance companies reasonably acceptable to and approved by Lessor, the following insurance coverages:

(a) a builder's insurance policy covering the full replacement cost of the Alterations and materials and supplies delivered to or stored in the Premises for the purpose of being incorporated into the Alterations;

(b) comprehensive general liability insurance in form and amount reasonably satisfactory to Lessor;

(c) workers' compensation coverage in compliance with the Florida Workers' Compensation Act and employer's liability insurance with a limit, established by law, per occurrence for any one accident or disease; and

All property insurance required under this lease shall contain waivers of subrogation in favor of Lessor, and all liability insurance shall designate Lessor as an additional insured. Certificates of insurance evidencing compliance with these insurance requirements shall be delivered to Lessor on or before commencement of the Other Alterations. Lessee shall construct at its sole cost and expense any Alterations with diligence and continuity and in a good and workmanlike manner and shall: (i) comply with all laws, ordinances and governmental regulations in its construction of the Alterations; and (ii) indemnify and hold Lessor harmless from all loss, cost and expense, including, but not limited to, reasonable attorneys' fees and court costs through all trial and appellate levels on account of Lessee's construction of the Alterations or

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any injury to persons or damage to property occasioned by Lessee's construction of the Alterations. The Lessee shall provide Lessor with all applicable partial releases of lien executed by contractors, subcontractors and materialmen contemporaneous with the payment or draw request under Lessee's construction contract. The Lessee shall obtain and shall provide Lessor with general contractor's final contractor's affidavit, releases and indemnities contemporaneous with final payment to be made to the general contractor and all subcontractors and materialmen. All alterations, improvements and additions made by Lessee shall immediately become the property of Lessor and shall remain on the Premises at the expiration or earlier termination of the Lease, except Lessor, on written notice to Lessee, may require that the Lessee remove any such alterations, improvements and additions made by Lessee on any termination of the Lease, at which time the Lessee shall remove any such alterations, improvements and additions at its sole cost and expense on or before the termination of this Lease.

8. SIGNAGE

Lessee, at its expense and subject to its obtaining any required governmental permits and approvals, may place, maintain, repair and replace within the Premises any signs that Lessee deems appropriate or necessary. Lessor shall cooperate with Lessee's efforts to obtain any permit, approval or consent necessary or desirable in connection with the installation of any sign. Owner of Leased Premises may install signage on property, but not on said building operated by Lessee.

9. PERSONAL PROPERTY

For purposes of this Lease, the term "Lessee's Property" shall mean all office furniture and equipment, movable partitions, communications equipment, inventory, and other articles of movable personal property owned or leased by Lessee and located in the Premises, but shall not include the any permanently attached fixtures ("Lessor's FF&E"). All Lessee's Property shall be and remain the property of Lessee throughout the Term of this Lease and may be removed by Lessee at any time during the Term. All Lessor's FF&E shall be and remain the property of Lessor throughout the Term of this Lease, unless specifically purchased by and conveyed to Lessee after the Commencement Date, and may not be removed from the Premises without Lessor's prior consent. On or prior to the expiration of this Lease, Lessee shall remove all Lessee's Property from the Premises without leaving any noticeable damage to the Premises, but shall leave Lessor's FF&E in the Premises. If Lessee leaves noticeable damage to the Premises as a result of Lessee's removal of Lessee's Property, or if Lessee has noticeably damaged Lessor's FF&E (excluding reasonable wear and tear), Lessor shall give Lessee written notice and Lessee shall have 30 days after that to remove or repair the damage, after which time, Lessor may repair the damage and Lessee shall reimburse Lessor for all costs and expenses reasonably incurred by Lessor in repairing the damage. Notwithstanding the foregoing, any built-in items placed on the Premises by Lessee shall become a part of the Premises and the property of Lessor.

10. QUIET ENJOYMENT

Lessor covenants that Lessee shall and may, at all times during the Term, while Lessee is current and in good standing of its obligations under this Lease, peaceably and quietly have, hold, occupy, and enjoy the Premises, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor.

11. LIENS

(a) LESSEE LIENS. Lessee shall not: (i) by any failure to act or by any act allow any materialman's or construction liens; or (ii) by any act or failure to act allow any other liens, deeds of trust, mortgages, or other encumbrances, to be placed on the whole or any portion of the Premises during the Term. If a materialman's or construction lien shall be filed, Lessee may contest it in good faith but must, within 30 days after the lien is filed, cause the lien to be released of record by payment, bond, order of a court of competent jurisdiction or otherwise. If Lessee fails to release the lien of record within the 30 day period, Lessor may remove the lien by paying the full amount, bonding the lien or in any other manner Lessor deems appropriate, without investigating the validity of the lien and regardless of the fact that Lessee may contest the propriety or amount of the lien and Lessee, on demand, shall reimburse Lessor for all costs incurred by Lessor in connection with the discharge, including attorney's fees and disbursements. Notwithstanding anything to the contrary in this Lease, the interest of Lessor in the Premises shall not be subject to liens for improvements made by or for Lessee, whether or not the same shall be made or done in accordance with any agreement between Lessor and Lessee, and it is specifically understood and agreed that in no event shall Lessor or the interest of Lessor in the Premises be liable for or subjected to any mechanic's, materialmen's or laborer's liens for improvements or work made by or for Lessee. This Lease specifically prohibits the subjecting of Lessor's interest in the Premises to any mechanic's, materialmen's or laborer's liens for improvements made by Lessee or for which Lessee is responsible for payment under the terms of this provision. Lessee shall advise its contractors, subcontractors, materialmen and any other lienors of this Provision. In the event any notice or claim of lien shall be asserted of record against the interest of Lessor in the Premises or Building or the site on which it is located on account of or growing out of any improvement or work done by or for Lessee, or any person claiming by,

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through or under Lessee, for improvements or work the cost of which is the responsibility of Lessee. All persons are put on notice of the fact that Lessee shall never, under any circumstances, have the power to subject the interest of Lessor in the Premises, or any portion of the Premises, to any mechanics' or materialmen's lien or liens of any kind. All persons who may, after the execution of this Lease and during its continuance, furnish work, labor, services or materials to the Premises on the request or order of Lessee, or any person claiming under, by or through Lessee, must look wholly to the interest of Lessee, and not to the interest of Lessor. Lessor shall be permitted to post on and affix to the Premises or record in the public records a notice of non-responsibility therefor.

(b) LESSOR LIENS. This Lease shall be subject and subordinate to any mortgage which may now or later affect the Premises, and any renewals, modifications, consolidations, replacements or extensions of the Premises, provided that Lessor shall obtain from its mortgagee a written agreement with Lessee that provides that so long as Lessee shall not be in default of its obligations under this Lease beyond any applicable notice and cure period: (i) Lessee shall not be joined as a defendant in any proceeding which may be instituted to foreclose or enforce the mortgage, and (ii) Lessee's possession and use of the Premises in accordance with the provisions of this Lease shall not be affected or disturbed by reason of the subordination of this Lease to, or any modification of or default, under the mortgage.

(c) ATTORNMENT. In the event that the holder or any successor or transferee of a holder (collectively, a "Mortgagee") of any ground lease or underlying lease, mortgage, deed of trust or other lien, encumbrance or indenture (collectively, a "Mortgage") succeeds to the rights of Lessor under this Lease, whether through foreclosure, the acceptance of a deed in lieu of foreclosure or any possession, surrender, assignment, judicial action or any other action taken by Mortgagee, and in all other matters concerning any Mortgage, the following shall apply: Lessee shall attorn to, and be liable to and recognize Mortgagee or such other party (or such person as Mortgagee or such other party may direct) as Lessee's new Lessor for the balance of the term of the Lease, on and subject to all the terms and conditions of this Lease and any non-disturbance agreement between Lessee and any such Mortgagee. The successor in interest will not be bound by: (i) any payment of rent for more than one month in advance; (ii) any amendment or modification of this Lease made without its written consent (provided Lessee is notified in advance in writing of the existence of the Mortgagee); or (iii) any claim against Lessor arising prior to the date on which the successor succeeded to Lessor's interest, provided Lessee is notified in advance in writing of the existence of the Mortgagee and notice of the claim has not been provided to Mortgagee.

(d) SELF-OPERATIVE. The provisions of paragraph 11(b) and (c) above will be self-operative and no further instrument of subordination will be required in order to effect it. Nevertheless, Lessee will execute, acknowledge and deliver to Lessor, at any time and from time to time, on demand by Lessor, documents that may be reasonably requested by Lessor, any ground lessor or underlying lessor or any mortgagee, or any holder of a deed of trust or other instrument described in this Paragraph, to confirm or effect any such subordination, provided that such instrument also contains nondisturbance provisions reasonably acceptable to Lessee, consistent with the provisions of Section 11(c)(2). Nothing in Section 11(b) or (c) above shall impair the recourse which Lessee might otherwise have against Lessor, to the extent permitted under this Lease, subject to the limitations of this Lease.

12. INSURANCE

(a) BUILDING INSURANCE. Throughout the Term, Lessee shall keep the buildings and improvements included in the Premises, as well as Lessee's personal property and Lessor's FF&E, insured for the "full replacement value" thereof against loss or damage by perils customarily included under standard policies with a deductible not in excess of $5,000 together with extended coverage. Each such policy of insurance shall provide that the same will not be canceled without at least 30 days' prior written notice to Lessor. On or before the Commencement Date, Lessee shall deliver to Lessor certificates of insurance, showing that the insurance required to be maintained pursuant to the foregoing provisions of this Section 12(a) is in force and will not be modified or canceled without 30 days prior written notice being furnished to Lessor. Thereafter, not less than 30 days prior to the expiration or termination of each such policy, Lessee shall furnish to Lessor certificates showing renewal of, or substitution for, policies that expire or are terminated during the Term of the Lease. In the event of any casualty the insurance proceeds shall be made available for restoration purposes as provided in Section 15 of this Lease.

Lessee shall be responsible to pay building insurance paid monthly in addition to rent and will be represented on Lessee's LOG.

(b) LESSEE'S LIABILITY INSURANCE. Throughout the Term, Lessee shall maintain commercial general liability insurance, including a contractual liability endorsement, and personal injury liability coverage in respect of the Premises and the conduct or operation of its business in the Premises, naming Lessor as an additional insured, with a combined single limit for bodily injury and property damage liability of not less than $1,000,000 in any one occurrence.

Each policy of insurance shall provide that the same will not be canceled without at least 30 days' prior written notice to Lessor. On or before the Commencement Date, Lessee shall deliver to Lessor certificates of insurance, showing that the insurance required to be maintained pursuant to the foregoing provisions of this Section is in force and will not be modified or canceled without 30 days prior written notice being furnished to Lessor. After that, not less than 30 days prior to the expiration or termination of each such policy, Lessee shall furnish to Lessor certificates showing renewal of, or substitution for, policies that expire or are terminated during the Term of the Lease.

(c) OTHER INSURANCE. During the Term, Lessee shall, at its expense, also secure and maintain the following policies of insurance to wit: (i) workers' compensation insurance as required by law; (ii) during the course of construction of any improvements, including, but not limited to Alterations, and until completion of the improvements, builder's risk insurance for replacement value covering the interest of Lessor and Lessee (and their respective contractors, subcontractors and Lessor's mortgagees) and all work incorporated into the Premises and all materials and equipment in or about the Premises; (iii) business interruption insurance with respect to the Premises in an amount of coverage reasonably sufficient to pay, if necessary, the Rent and other charges under this Lease for the period of time not less than one year. Each policy of insurance shall have attached to it an endorsement that the policy shall not be cancelled or materially changed without at least 30 days' prior written notice to Lessor, and any mortgagee of the Premises, and that no act or thing done by Lessee shall invalidate the policy as against Lessor or any mortgagee of the Premises. Before the Commencement Date, the Lessee obtaining the insurance shall deliver certificates of insurance (with receipts or other evidence of full payment of the premiums and a copy of the policy) to the Lessor, and thereafter, not less than 30 days prior to the expiration of each insurance policy required to be furnished pursuant to this Lease, the party obtaining the same shall deliver to the other party a renewal certificate, together with receipts for it. Lessee and Lessor shall cooperate with each other in expediting the obtaining of insurance recoveries. All such insurance shall also contain any other endorsements that any first mortgagee of the Premises shall reasonably request.

(e) SUBROGATION. Lessor and Lessee each release each other from liability to the extent of insurance maintained or required to be maintained under this Lease. Lessor and Lessee shall each obtain from their respective insurers under all policies of insurance maintained by either of them at any time during the Term of this Lease insuring or covering the Premises, a waiver of all rights of subrogation which the insurer of the party might otherwise have, if at all, against the other party.

13. INDEMNIFICATION

(a) LESSEE'S INDEMNIFICATION. Except as may otherwise be provided in this Lease, Lessee shall indemnify and hold harmless Lessor, its employees, officers, directors, managers, agents, shareholders, partners or other owners from and against any and all third-party claims arising from or in connection with: (i) the conduct or management of the Premises or of any business on the Premises, or any condition created in or about the Premises during the term of this Lease, unless created by Lessor, its employees, officers, directors, managers, agents, shareholders, partners or other owners, invitees or contractors, or any person or entity acting at the instance of Lessor; (ii) any act, omission or negligence of Lessee or any of its sublessees or licensees or its employees, officers, directors, managers, agents, shareholders, partners or other owners, invitees or contractors; or (iii) any accident or injury or damage whatever, not caused by Lessor or any person or entity acting at the instance of Lessor occurring in, at or on the Premises.

(b) LESSOR'S INDEMNIFICATION. Except as may otherwise be provided in this Lease, Lessor shall indemnify and hold harmless Lessee, its employees, officers, directors, managers, agents, shareholders, partners or other owners from and against any and all third-party claims arising from or in connection with any act, omission or negligence of Lessor or any of its employees, managers, agents or contractors pertaining to the Premises, unless caused by the negligence or misconduct of Lessee.

14. ENVIRONMENTAL MATTERS

(a) LESSEE OBLIGATIONS. During the Initial Term and any Extension Term, Lessee shall not do anything during the Term that violates any Environmental Law (defined below). Lessee shall indemnify, defend and hold harmless Lessor, its employees, officers, directors, managers, agents, shareholders, partners or other owners, from and against any and all losses, claims, suits, damages, judgments, penalties and liability for any environmental issues as a result or arising out of Lessee's use of the premises under this lease; including, without limitation: (i) all out- of-pocket litigation costs and reasonable attorneys' fees; (ii) all damages (including consequential damages), directly or indirectly arising out of the use, generation, storage, release or threatened release or disposal of Hazardous Materials by Lessee or any of its sublessees or licensees or its employees, officers, directors, managers, agents, shareholders, partners or other owners, invitees or contractors; and (iii) the cost of and the obligation to perform any required or necessary repair, clean-up, investigation, removal, remediation or abatement, and the preparation of any closure or other required plans, to the full extent that any of

the foregoing is attributable to the use, generation, storage, release or threatened release or disposal of Hazardous Materials by Lessee or any of its sublessees or licensees or its employees, officers, directors, managers, agents, shareholders, partners or other owners, invitees or contractors.

(c) "HAZARDOUS MATERIALS" DEFINED. For the purpose of this Section 14, Hazardous Materials shall include but not be limited to substances defined as "hazardous substances," "hazardous materials," or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.A. §§9601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C.A. §§1801 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C.A. §§6901 et seq.; the Occupational Safety and Health Act of 1970, as amended; the common law; and all state, local or federal laws, rules, regulations, policies, guidances and orders pertaining to environmental, public health or welfare matters, as the same may be amended, interpreted or supplemented from time to time (collectively, the "Environmental Laws"). Any terms mentioned in this Lease which are defined in any applicable Environmental Laws shall have the meanings ascribed to those terms in the Environmental Laws, provided, however, that if any such laws are amended so as to broaden any term defined in them, the broader meaning shall apply subsequent to the effective date of the amendment.

(d) SURVIVAL. The provisions of this Section 14 shall survive the expiration or sooner termination of this Lease.

15. DAMAGE AND CONDEMNATION

(a) **Damage**

(1) **Partial Damage to Premises.**

(i) Lessee shall notify Lessor in writing immediately upon the occurrence of any damage to the Premises. If the Premises are only partially damaged and if the proceeds received by Lessor from the insurance policies maintained by Lessor are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Lessor shall repair the damage within ninety (90) days, except as otherwise provided below. Lessor shall not be required to make repairs or replacements of any damage to Lessee's Improvements or to any other fixtures, equipment, Personal Property, or leasehold improvements of Lessee. If the insurance proceeds received by Lessor are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Lessor maintains, Lessor shall notify Lessee of such insufficiency and thereafter, Lessor or Lessee may elect to terminate this Lease effective as of the date the damage occurred upon providing no less than thirty (30) days prior written notice to the other Party of its election to so terminate this Lease. If Lessor or Lessee do not elect to terminate this Lease as a result of such insufficient insurance proceeds, Lessor shall repair the damage, at its own expense, within ninety (90) days, in which case this Lease shall remain in full force and effect. If the damage to the Premises occurs during the last six (6) months of the Term, or the last six (6) months of an Extension Term, Lessor or Lessee may elect to terminate this Lease effective as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds, by notifying the other Party of its election to so terminate within thirty (30) days after Lessee notifies Lessor of the occurrence of the damage. In such event, Lessor shall not be obligated to repair or restore the Premises and Lessee shall have no right to continue this Lease.

(ii) Notwithstanding the foregoing, Lessor shall not terminate the Lease as a result of insufficient insurance proceeds if either the amount of insurance proceeds received by Lessor is at least fifty (50%) of the total cost of repairs, or Lessee agrees to pay any shortfall between the costs for the repairs and the actual insurance proceeds received by Lessor.

(2) **Totally or Substantially Destroyed.**

(i) If the Premises are totally or Substantially Destroyed by any cause whatsoever, then, except as otherwise provided below, this Lease shall terminate as of the date the destruction occurs regardless of whether Lessor receives any insurance proceeds. The term "Substantially Destroyed" shall mean a destruction of at least fifty percent (50%) of the Premises. Notwithstanding the foregoing, and regardless of whether or not insurance proceeds are available, if the Premises can be rebuilt within ninety (90) days after or within a reasonable time consistent with market/construction industry, the date the Premises has been totally or Substantially Destroyed, Lessor may elect to rebuild the Premises at Lessor's own expense, in which case, this Lease shall remain in full force and effect, unless Lessee exercises its option to terminate this Lease as set forth in Section 15(b)(2) below. Lessor shall notify Lessee of such election within thirty (30) days after the Premises has been totally or Substantially Destroyed. If the destruction was caused by an act or omission of

Lessee, Lessee shall pay Lessor the difference between the actual cost of rebuilding and any insurance proceeds received by Lessor.

(ii) Notwithstanding the foregoing, Lessee shall have the option to terminate this Lease if: (A) Lessor elects in accordance with Section 15(b)(1) to rebuild the Premises, but Lessor has not received sufficient insurance proceeds to make the repairs (it being understood that Lessor shall not have the right to rebuild the Premises at its own expense if Lessee exercises its termination option); (B) Lessor's lender requires that the insurance proceeds be applied against the indebtedness owed by the Lessor to the lender instead of to the repairs; (C) Lessor does not restore the Premises within the ninety (90)-day period described in Section 15(b)(1) after electing to do so; or (D) the damage occurs six (6) months or less before the end of the Term of the Lease. If Lessee elects to terminate the Lease pursuant to this Section 15(b)(2), Lessee shall provide no less than thirty (30) days prior written notice to Lessor of its election to so terminate this Lease, whereupon this Lease shall be terminated effective as of the date Lessor receives such termination notice and neither party shall have any further rights or obligations hereunder (except for any obligations that expressly survive the termination of this Lease).

(3) **Temporary Reduction of Rent.** If the Premises are destroyed or damaged and Lessor repairs or restores the Premises pursuant to the provisions of this Lease, any Rent and Additional Rent payable during the period of such damage, repair, and/or restoration shall be reduced according to the degree, if any, to which Lessee's use of the Premises is impaired. Lessee shall be required to have business interruption insurance, which, sums for rent and expenses shall be reimbursed to Lessor upon receipt by Lessee's insurance company for said interruption.

(b) Condemnation**Error! Bookmark not defined.**.

(1) Taking. Should the Premises be taken, appropriated, or condemned for public purposes, or voluntarily transferred in lieu of condemnation, in whole or in such substantial part as to render the Premises unsuitable for Lessor's purposes or the Premises unsuitable for Lessee's purposes, including a material loss of access or loss of more than ___% of the customer parking available as of the effective date of the Lease, the Term of this Lease shall, at the option of Lessor in the first instance and at the option of Lessee in the second instance, terminate when Lessee's right to possession is terminated. If neither party exercises their respective option to terminate within thirty (30) days after the date of such taking, or if the portion of the Premises that is taken, appropriated, condemned, or voluntarily transferred in lieu of condemnation does not render the Premises unsuitable for Lessor's or Lessee's purposes, then this Lease shall terminate only as to the part taken or conveyed on the date Lessee shall yield possession, and Lessor shall make such repairs and alterations as may be necessary to make the part not taken usable, and the Rent payable hereunder shall be reduced in proportion to the part of the Premises taken. All compensation awarded for such taking of the fee and leasehold shall belong to and be the property of Lessor without any deduction therefrom for any present or future estate of Lessee and Lessee hereby assigns to Lessor all its right, title, and interest to any such award. However, Lessee shall have the right to recover from the condemning authority, but not from Lessor, such compensation as may be awarded to Lessee on account of interruption of Lessee's business, for moving and relocation expenses, and for depreciation to and removal of Lessee's goods and trade fixtures.

(2) Lessee's Right to Terminate. Notwithstanding the foregoing:

(i) Lessee shall have the right to terminate this Lease if the condemnation renders the Premises unsuitable for Lessee's purposes including a material loss of vehicular access to the Premises or if fifty percent (50%) or more of the Premises is impaired. If Lessee elects to exercise its termination right hereunder, Lessee shall provide written notice thereof to Lessor within thirty (30) days after the condemnation acquisition (or voluntary transfer in lieu of condemnation) has occurred, whereupon this Lease shall be terminated effective as of the date of such condemnation acquisition (or voluntary transfer in lieu of condemnation) and neither party shall have any further rights or obligations hereunder (except for any obligations that expressly survive the termination of this Lease).

(ii) Lessee shall be entitled to direct payment by the condemning authority for its interest in this Lease and the Premises, for its moving and relocation costs, and any other amount in addition to the foregoing awarded to Lessee by the condemning authority that does not reduce the amount of the award payable to Lessor. If a direct payment is not allowed by applicable local law, Lessor shall pay Lessee the portion of Lessor's award that is attributable to (i) the value of Lessee's interest and business, as determined by the condemning authority; (ii) Lessee's moving and relocation costs; and (iii) an amount equal to the unamortized portion of any expenditures by Lessee for its improvements or Alterations to the Premises, calculated on a straight-line basis over the Term of the Lease.

16. DEFAULT BY LESSOR

Notwithstanding any other provision of this Lease, if Lessor by any act or omission is in breach or default of this Lease and the breach or default continues for a period of 90 consecutive days after Lessee notifies Lessor in writing of the breach or default, or the default is not capable of being cured within the 90 days and if Lessor shall not have commenced to cure the breach or default within the 90-day period and is preceding to cure same diligently, Lessee shall have the right to cancel this lease but Lessee shall not be entitled to punitive, consequential, or other damage.

17. DEFAULT BY LESSEE

(a) EVENTS OF DEFAULT. The following acts by Lessee shall be considered an "Event of Default":

(i) Lessee shall default in the due and punctual payment of the Rent, insurance premiums, impositions or any other amounts or rents due under this Lease or any part of this Lease, and the default shall continue for 5 days after due date; or

(ii) Lessee shall default in the performance or in compliance with any of the other covenants, agreements or conditions contained in this Lease and the default shall not be cured within 15 days after due date, if the default is not capable of being cured within 15 days, then if Lessee shall not have commenced to cure the same within the 15 day period and proceeded diligently to cure the same within a reasonable period not to exceed an additional 30 days; or

(iii) Lessee shall file a voluntary petition in bankruptcy or under Chapter VII or XI of the Federal Bankruptcy Act or any similar law, state or federal, whether now or later existing, or an answer admitting insolvency or inability to pay its debts, or fail to obtain a vacation or stay of involuntary proceedings within 90 days after the involuntary petition is filed; or Lessee shall be adjudicated a bankrupt, or a trustee or receiver shall be appointed for Lessee or for all of its property or the major part of its property in any involuntary proceedings, or any court shall have taken jurisdiction of the property of Lessee or the majority part of its property in any involuntary proceeding for reorganization, dissolution, liquidation or winding up of Lessee, and the trustee or receiver shall not be discharged or the jurisdiction relinquished or vacated or stayed on appeal or otherwise within 90 days; or Lessee shall make an assignment for the benefit of its creditors.

(b) LESSOR'S REMEDIES ON DEFAULT. On the occurrence of an Event of Default by Lessee, then Lessor shall be entitled to the following remedies and any other remedies granted by law, or by equity, all or any of which shall be available to Lessor at the time of default except as otherwise provided:

(i) Lessor may terminate this Lease by giving written notice of termination to Lessee, in which event Lessee shall immediately surrender the Premises to Lessor. If Lessee fails to so surrender the Premises, then Lessor may, without prejudice to any other remedy it has for possession of the Premises or arrearages in rent or other damages, re-enter and take possession of the Premises and expel or remove Lessee and any other person occupying the Premises or any part of the Premises, in accordance with applicable law; no such re- entry shall be viewed as an election of remedies;

(ii) Lessor may re-enter and take possession of the Premises without terminating the Lease in accordance with applicable law, and relet the Premises and apply the Rent received to the account of Lessee. In the event Lessor so re-enters and takes possession of the Premises as set forth above, Lessor agrees to use reasonable efforts to relet the Premises for a commercially reasonable rate at the time of such reletting. No reletting by Lessor is considered to be for Lessor's own account unless Lessor has notified Lessee in writing that this Lease has been terminated. In addition, no such reletting is to be considered an acceptance of Lessee's surrender of the Premises unless Lessor so notifies Lessee in writing.

(iii) If this Lease is terminated by Lessor, Lessor shall be entitled to recover from Lessee as damages the worth at the time of the termination of the excess, if any, of the amount of rent reserved in this Lease for the balance of the term of this Lease (which shall be calculated on the then current rent under this Lease), in excess of the then reasonable rental value of the Premises for the same period, plus all costs and expenses of Lessor, including court costs, reasonable attorneys' fees, and reletting costs, caused by Lessee's default.

(iv) If Lessee shall default in making any payment required to be made by Lessee, or shall default in the performance of any obligations of Lessee under this Lease, Lessor may, but shall not be obligated to, make any payment or, on behalf of the Lessee, expend any sums that may be necessary to perform Lessee's obligations. All sums so expended by Lessor shall bear interest at a rate of 18% per annum, and shall be repaid by Lessee to Lessor on demand as additional rent due pursuant to the terms of this Lease. No such payment or expenditure by Lessor shall be deemed a waiver of Lessee's default, nor shall it affect any other remedy of Lessor by reason of such default.

(v) In the event of a breach by Lessee or Lessor of any of the terms, covenants, conditions or agreements of this Lease, Lessor or Lessee shall have the right of injunction to restrain the same and the right to invoke any remedy allowed by law or in equity or by statute or otherwise as if specific remedies were not provided in this Lease, subject to the limitations otherwise provided in this Lease.

(vi) The rights and remedies given to Lessor and Lessee in this Lease are distinct, separate and cumulative, and no one of them, whether or not exercised by Lessor or Lessee, shall be deemed to be in exclusion of any of the others in this Lease or now or later existing by law or in equity or by statute or otherwise, except to the extent otherwise provided in this Lease. The exercise, or beginning of the exercise, by Lessor or Lessee of any one or more of the rights or remedies provided for in this Lease or now or later existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Lessor or Lessee of any or all other rights or remedies.

(vii) All costs incurred by either party in connection with any amounts and damages owing by the other party pursuant to the provisions of this Lease or in
connection with any effort to enforce any provision of this Lease, including reasonable attorneys' fees and court costs from the date any such matter is turned over to an attorney (including on appeal), whether or not one or more actions are commenced, shall be recoverable by the prevailing party.

18. SURRENDER; HOLDOVER

At the end of the Term or on termination of this Lease, whichever first occurs, Lessee shall quit and surrender possession of the Premises to Lessor in good operating condition, normal wear and tear excepted. Lessee shall not be obligated to remove any alterations to the Premises that were approved by Lessor unless Lessor shall notify Lessee of Lessor's desire for an alteration to be removed. If Lessee remains in possession of the Premises after the end of the Term, then Lessee shall be deemed to be a lessee from month to month only, under all of the same terms and conditions of this Lease then in effect, except as to the duration of the Term and Base Rent, which shall be in the amount of 30% of the monthly Base Rent payable by Lessee to Lessor during the last month of the Initial Term. In addition, Lessee shall also be responsible for all reasonable damages, costs and expenses incurred by Lessor during the period of holdover that are attributable directly to Lessee's continued possession of the Premises.

19. BROKERAGE

Lessor and Lessee each represents and warrants to the other that it had no
conversations, negotiations or agreements with any broker or finder concerning the consummation of this Lease. Lessor and Lessee shall each indemnify and hold harmless the other from and against any claims for brokerage commissions or finder's fees (together with all related expenses, including, without limitation, reasonable attorneys' fees) resulting from or arising out of any conversations or negotiations had by it with, or any agreement between it and, any broker or finder in connection with this Lease.

20. ASSIGNMENT AND SUBLETTING

Lessee shall not assign this Lease or sublet all or any portion of the Premises or pledge or mortgage Lessee's interest in this Lease without Lessor's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and pursuant to an assignment or sublet agreement in a form reasonably acceptable to Lessor. In the event of an assignment or subletting of all or any portion of the Premises (other than with respect to an affiliate controlled by Lessee or in connection with a merger or consolidation of Lessee), then the Lessee shall, in consideration for the assignment or subletting, pay Lessor in Additional Rent an amount equal to one-half of the "Assignment Profit" (as defined below) and one-half of the "Sublease Profit" (as defined below) as the case may be. Notwithstanding any assignment of Lessee's interest under this Lease or Lessee's subletting of all or any portion of the Premises, Lessee shall not be released and shall remain primarily liable for all of the obligations required to be performed by the Lessee under this Lease. In addition, no consent by Lessor shall be required in connection with an assignment, sublet or other transfer of all or any portion of the Premises or Lessee's interest in this Lease to an affiliate controlled by Lessee, or in connection with a merger or consolidation of Lessee. This Lease contains no provision restricting, purporting to restrict or referring in any manner to: (a) a change in control or change in stockholders, directors, management or organization of Lessee, or any subsidiary, affiliate or parent of Lessee; (b) to the issuance, sale, purchase, public offering, disposition or recapitalization of the capital stock of Lessee, or any subsidiary, affiliate or parent of Lessee; or (c) to a merger, amalgamation or consolidation of Lessee or Lessee's parent or any subsidiary, affiliate or parent of Lessee or Lessee's parent. The term "Assignment Profit" shall mean an amount equal to all sums and other considerations paid to Lessee by the assignee for or by reason of an assignment (including, but not limited to, sums paid for the sale or rental of Lessee's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale of them, the then net unamortized or undepreciated cost of the personal property determined on the basis of Lessee's federal income tax returns). The term "Sublease Profit" shall mean in any Lease Year of the Term of this Lease: (i) any rents, additional charges or other

consideration payable under the sublease to Lessee by the sublessee which is in excess of the Base Rent accruing during the Lease Year of the Term of this Lease in respect to the subleased space (at the rate per square foot payable by Lessee under this Lease) pursuant to the terms of this Lease; and (ii) all sums paid for the sale or rental of Lessee's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale of them, the then net unamortized or undepreciated cost of the personal property determined on the basis of Lessee's federal income tax returns, which net unamortized amount shall be deducted from the sums paid in connection with the sale in equal monthly installments over the balance of the term of the sublease (each monthly deduction to be in an amount equal to the quotient of the net unamortized amount, divided by the number of months remaining in the term of this Lease). The sums payable under this Section 20 shall be paid to Lessor as and when paid by the sublessee to Lessee.

21. PARKING

Lessee acknowledges that no parking spaces are provided by Lessor.

22. MISCELLANEOUS

(a) GOVERNING LAW. The laws of the State of Florida shall govern the validity, performance and enforcement of this Lease. Lessor and Lessee submit to the non-exclusive personal jurisdiction in the State of Florida, the courts of Florida and the United States District Courts sitting in Florida, for the enforcement of this Lease. Lessor and Lessee each waive any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Florida for the purpose of litigation to enforce this Lease.

(b) CERTAIN DEFINITIONS.

"LESSEE INDEMNITEE" means any individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof), or any other entity recognized under the laws of any state: (i) of which Lessee is a direct or indirect subsidiary, or that directly or indirectly controls Lessee; (ii) that is a direct or indirect subsidiary of Lessee or that Lessee directly or indirectly controls; or (iii) that is under direct or indirect common control with Lessee, and all officers, directors, and representatives of Lessee.

(c) INDEMNIFICATION MATTERS INVOLVING THIRD PARTIES. With respect to the obligation of either party to indemnify pursuant to this Lease:

(i) If any third party shall notify any person or entity entitled to indemnification under this Lease (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against another party (the "Indemnifying Party"), then the Indemnified Party shall promptly notify the Indemnifying Party of that notification in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation under this Lease unless, and then solely to the extent, the Indemnifying Party is prejudiced by it.

(ii) An Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as:

(A) the Indemnifying Party notifies the Indemnified Party in writing, within 10 days after the Indemnified Party has given notice of the Third Party Claim, that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any adverse consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim;

(B) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations under this Lease;

(C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief;

(D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party; and

(E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

(iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with clause (ii) above, than: (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, not to be withheld unreasonably; and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party, not to be withheld unreasonably.

(iv) If, in the reasonable judgment of the Indemnified Party, any of the conditions in clause (ii) above is or becomes unsatisfied, however, then: (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith); (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses); and (C) the Indemnifying Party will remain responsible for any damages, penalties, fines, costs and expenses, including attorney's fees, the Indemnified Party may suffer resulting from, arising out of, relating to, or caused by the Third Party Claim to the fullest extent provided in this Lease.

(d) CONSENTS AND APPROVALS. If, pursuant to any provision of this Lease, the consent or approval of either party is required to be obtained by the other party, then, unless otherwise provided in this Lease, the party whose consent or approval is required shall not unreasonably withhold, condition or delay its consent or approval.

(e) RIGHTS AND REMEDIES. All rights and remedies of either party expressly set forth in this Lease are intended to be cumulative and not in limitation of any other right or remedy set forth in this Lease or otherwise available to that party at law or in equity. Notwithstanding the foregoing, in no event shall either party be liable to the other for consequential or punitive damages, except as otherwise provided in this Lease.

(f) NO WAIVER. The failure of either party to seek redress for a breach of, or to insist on the strict performance of any covenant or condition of this Lease, shall not prevent a subsequent act that would have originally constituted a breach from having all the force and effect of an original breach. The receipt by Lessor of Rent with knowledge of the breach of any covenant of this Lease by Lessee shall not be deemed a waiver of that breach, and no provision of this Lease shall be deemed to have been waived by Lessor unless a waiver is in writing and signed by Lessor. The payment by Lessee of Rent with knowledge of the breach of any covenant of this Lease by Lessor shall not be deemed a waiver of that breach, and no provision of this Lease shall be deemed to have been waived by Lessee unless a waiver is in writing and signed by Lessee.

(g) SUCCESSORS AND ASSIGNS. All of the terms and agreements contained in this Lease shall be binding on and inure to the benefit of the parties to this Lease, and their heirs, legal representatives, successors and assigns. Any sale or transfer of the Premises by Lessor during the Term shall be made by an instrument that expressly refers to this Lease as a burden on the Premises.

(h) RECORDING. Lessee may not record this Lease. At Lessee's request, Lessor will cooperate with Lessee in the execution and recording of a memorandum of lease in the form attached to this Lease as Exhibit B ("Memorandum") [exhibit omitted]. On any termination of this Lease, Lessee agrees that it will execute any documents that Lessor may request evidencing that this Lease has been terminated and canceling the Memorandum of record. The Lessee, by entering into

this Lease, does indemnify and hold the Lessor harmless for any loss, cost or expense, including, but not limited to, attorneys' fees and court costs through all trial and appellate levels as a result of Lessee's breach of its obligations set forth in this paragraph. The provisions of this paragraph shall survive any termination of this Lease.

(i) NOTICES. All notices required under this Lease shall be in writing and shall be effective when delivered to the address set forth below (or to any other addresses that either party may subsequently designate).

If to Lessee to:	**1519BT LLC. 405 West Main Avenue, West Fargo, ND 58078**
If to Lessor:	**Stephan Properties of Florida Inc. or entity of its choosing** **411 Magnolia Avenue, Merritt Island, Florida 32953**

(j) ENTIRE AGREEMENT; MODIFICATIONS. This Lease contains the entire agreement between the parties concerning the matters set forth in this Lease and may not be modified orally or in any manner other than by an agreement in writing signed by all the parties or their respective successors in interest. Further, this Lease supersedes any and all prior lease or leases for the Premises that may have been entered into by the parties.

(k) JOINT AND SEVERAL OBLIGATIONS. If Lessor includes more than one person or entity, the obligations shall be joint and several of all such persons and entities.

(l) RADON GAS NOTIFICATION. RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.

(m) ESTOPPEL CERTIFICATE. Each party agrees, at any time and from time to time as requested by the other party, or as requested by Lessor's mortgagee or purchaser of the Premises, to execute and deliver to the other a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same are in full force and effect as modified and stating the modifications), certifying the dates to which the Base Rent and Additional Rent have been paid, stating whether or not to the knowledge of that party the other party is in default in performance or any of its obligations under this Lease, and, if so, specifying each such default, and stating whether or not any event has occurred which, with the giving of notice or passage of time, or both, would constitute a default, and, if so, specifying each event. Lessee also shall include in any such statements any other information concerning this Lease that Lessor, its mortgagee or potential purchaser of the Premises may reasonably request.

(n) ATTORNEYS' FEES. In the event that at any time during the Term of this Lease either Lessor or Lessee shall institute any action or proceeding against the other relating to the provisions of this Lease, or any default under this Lease, the unsuccessful party in that action or proceeding agrees to reimburse the successful party for the reasonable expenses of attorneys' fees and paralegal fees and disbursements incurred by the successful party, including expenses incurred prior to trial and at all levels of appeal and post judgment proceedings.

(o) LIMITATION OF RIGHT OF RECOVERY. In the event of a breach or default by Lessor of any of its obligations under this Lease, Lessee shall look solely to Lessor's equity interest in the Premises for the satisfaction of Lessee's remedies. It is specifically understood and agreed that there shall be no personal liability of Lessor or any member, director, officer, shareholder, partner, trustee, beneficiary, employee or agent of Lessor with respect to any of the covenants, conditions or provisions of this Lease.

(p) PAYMENT OR PERFORMANCE. Lessor shall have the right on, 10 days prior written notice to Lessee (or without notice in case of emergency or in order to avoid any fine, penalty, or cost which may otherwise be imposed or incurred pursuant to this Lease), to make any payment or perform any act required of Lessee under any provision in this Lease, and in exercising that right, to incur necessary and incidental costs and expenses, including reasonable attorney's fees. Nothing in this Lease shall imply any obligation on the part of Lessor to make any payment or perform any act required of Lessee, and the exercise of the right to do so shall not constitute a release of any
obligation, waiver of any default or obligation of Lessor to make any similar payment or perform any similar act in the future. All payments made, and all costs and expenses incurred in connection with Lessor's exercise of the right set forth in this Section, shall be reimbursed by Lessee 10 days after receipt of a bill setting forth the amounts so expended, together with interest at the rate of 22% per annum from the date the sums are incurred by Lessor. Any such payments, costs and expenses made or incurred by Lessor shall be treated as Additional Rent owed by Lessee.

(q) ACCESS: Lessor and its agents shall have the right, on reasonable prior notice to Lessee, to enter on the Premises for the purpose of making any repairs in or to the Premises that are considered reasonably necessary by Lessor, in such a manner as not to unreasonably interfere with Lessee in the conduct of Lessee's business on the Premises. In addition, Lessor and its agents shall have the right to enter the Premises at any time in cases of emergency, after providing Lessee with reasonable notice given the circumstances of the emergency. After reasonable prior notice to Lessee and during normal business hours, Lessor and its agents shall have the right to enter or pass through the Premises to examine the Premises and show them to prospective purchasers or mortgagees of the Premises, provided all such entries set forth in this Lease by Lessor, its agents or prospective Purchasers or mortgagees shall be at the sole liability of Lessor, and shall be conducted in
such a manner so as not to interfere with Lessee's use and enjoyment of the Premises.

(r) NOTICE TO MORTGAGEE. On the prior written request of Lessor, Lessee shall provide simultaneous notice to the holder of any mortgage on the Premises of any notice claiming Lessor is in default of this Lease. The mortgagee shall be specifically identified by Lessor to Lessee in writing. In no event, however, shall Lessee's rights or remedies under this Lease be limited or restricted as a result of providing the notice, it being the intent of the parties that while Lessee shall have the obligation to provide the notice to Lessor's mortgagee, Lessee shall not be prohibited or restricted in seeking any remedies against Lessor as a result of it.

The parties have duly executed this Lease as of the day and year first above written.

Lessee may have access to the premises commencing immediately for inspection; may begin remodeling immediately. Lessee shall have all exterior signage approved by Lessor before installing. Lessee's signature below constitutes their personal and individual guarantee of the terms and conditions herein.

LESSEE:

By: *Kenneth W. Brimmer* [Signature] date	By: ______________________ date
[Printed name] Kenneth W. Brimmer Title: COO, CFO	[Printed name] Title: COO, CFO
By: *Kenneth W. Brimmer* [Signature] Corporate guarantee	By: ______________________

LESSOR:

By: ______________________ 8-4-22
[Signature] date

[Printed name]
Title: Pres.

Subscribed and sworn before me, this 4th day of August, 2022 a Notary Public in and for Brevard County, State of Florida

Melody M Morse
(Signature)
NOTARY PUBLIC
My Commission expires Jan 24, 2024

NOTARY PUBLIC STATE OF FLORIDA
Notary Public State of Florida
Melody M Morse
My Commission GG 917591
Expires 01/24/2024